CONSENT, JOINDER AND SECOND LOAN MODIFICATION AGREEMENT
This Consent, Joinder and Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of November 19, 2014 (the “Second Loan Modification Effective Date”), by and among (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 14185 Dallas Parkway, Suite 760, Dallas TX 75254 (“Bank”), (ii) MAVENIR SYSTEMS, INC., a Delaware corporation (“Mavenir”), (iii) MAVENIR HOLDINGS, INC., a Delaware corporation (“Holdings”), (iv) MAVENIR SYSTEMS IP HOLDINGS, LLC, a Delaware limited liability company (“Mavenir IP”) each with offices located at 1700 International Parkway, Suite 200, Richardson, TX 75081, (v) MAVENIR SYSTEMS HOLDINGS LIMITED, a company registered under the laws of England and Wales under company number 05181808 whose registered office is at 76 Wallingford Road, Shillingford, Oxfordshire OX10 7EU, United Kingdom (“U.K. Holdings”), (vi) MAVENIR SYSTEMS UK LIMITED, a company registered under the laws of England and Wales under company number 04388973 whose registered office is at 76 Wallingford Road, Shillingford, Oxfordshire OX10 7EU, United Kingdom (“Mavenir U.K.” and together with U.K. Holdings, the “U.K. Borrower”), (vii) MAVENIR SYSTEMS PTE LTD., a company incorporated under the laws of Singapore with registration number 200105057D and having its registered office located at 18 Mohamed Sultan Road, #03-01, Singapore 238967 (“Mavenir Singapore” or “Singapore Borrower”, and together with U.K. Holdings and Mavenir U.K., Mavenir, Holdings, and Mavenir IP, individually and collectively, jointly and severally, the “Borrower”), and (viii) MAVENIR INTERNATIONAL HOLDINGS, INC., a Delaware corporation, f/k/a Stoke, Inc. (“New Borrower”).
1.    DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 7, 2014, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement, dated as of March 7, 2014, as amended by that certain First Loan Modification Agreement, dated as of July 25, 2014 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and by (x) the “Intellectual Property Collateral”, as such term is defined in (i) a certain Intellectual Property Security Agreement, dated as of October 18, 2012, as amended, by and between Mavenir and Bank, and (ii) a certain Intellectual Property Security Agreement, dated as of November 16, 2012, as amended, by and between Bank and Mavenir IP; (y) the U.K. Security Documents and the Singapore Security Documents and (z) the Australian Guaranty and the Canadian Guaranty (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Loan Agreement and the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3.    JOINDER AND ASSUMPTION. New Borrower has been indirectly purchased by Mavenir as more fully described in a certain Agreement and Plan of Merger, dated as of November 12, 2014, by and among, Mavenir, Storm Merger Sub, Inc., New Borrower certain existing equity holders of New Borrower and the “Equityholder’s Representative”, as such term is defined therein (the “Stoke Merger Agreement”). New Borrower is now a wholly owned Subsidiary of Holdings. New Borrower hereby joins the Loan Agreement and each of the other applicable Existing Loan Documents (i.e. each of the Existing Loan Documents to which Mavenir and/or any other U.S.-based Borrower is a party), and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and each of the other applicable Existing Loan Documents to which it is hereby joining, as if New Borrower was originally named a “Borrower”, “Grantor” and/or a “Debtor” therein. Without limiting the generality of the preceding sentence, New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Borrower under the Loan Agreement, including, without limitation, the Obligations. From and after the date hereof, all references in the applicable Existing Loan Documents and in this Loan Modification Agreement to “Borrower” and/or “Debtor” shall be deemed to refer to and include New Borrower. Further, all present and future Obligations of Borrower shall be deemed to refer to all present and future Obligations of New Borrower. New Borrower acknowledges that the Obligations are due and owing to Bank from Borrower including, without limitation, New Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.
4.    GRANT OF SECURITY INTEREST. To secure the payment and performance of all of the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s assets listed on Exhibit A attached to the Loan Agreement and all of New Borrower’s books and records relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under the Loan Agreement). If New Borrower shall acquire a commercial tort claim, New Borrower shall promptly notify Bank in a writing signed by New Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of the Loan Agreement, with such writing to be in form and substance reasonably satisfactory to Bank. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant and continue a valid, first perfected security interest to Bank in the Collateral. New Borrower hereby authorizes Bank to file financing statements, without notice to any Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by any Borrower or any other Person, may be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.
5.    SUBROGATION AND SIMILAR RIGHTS. Borrower (in each case including, without limitation, New Borrower) waives any suretyship defenses available to it under the Code or any other applicable law. Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Loan Modification Agreement, the Loan Agreement, or other Loan Documents, Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by any Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be null and void. If any payment is made to any Borrower in contravention of this section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured. Any Borrower may, acting singly, request Credit Extensions under the Loan Agreement. Each Borrower hereby appoints the other as agent for the other for all purposes under the Loan Agreement, including with respect to requesting Credit Extensions thereunder. Each Borrower shall be jointly and severally obligated to repay all Credit Extensions made under the Loan Agreement or any other Loan Documents, regardless of which Borrower actually received said Credit Extension, as if each Borrower directly received all Credit Extensions.
6.    REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of any Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower were originally named as “Borrower” in the Loan Documents. In addition, Borrower and New Borrower hereby represent and warrant to Bank that this Loan Modification Agreement has been duly executed and delivered by Borrower and New Borrower, and constitutes their legal, valid and binding obligation, enforceable against each in accordance with its terms.
7.    DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.1.2(a) thereof:
“(a)    Availability. Bank shall make one (1) term loan available to Borrower in an amount equal to Twenty Five Million Dollars ($25,000,000) (the “Term Loan Amount”), on the Effective Date, subject to the satisfaction of the terms and conditions of this Agreement.”

and inserting in lieu thereof the following:
“(a)    Availability. Bank shall make a term loan available to Borrower in a total amount equal to Twenty Six Million Nine Hundred Thousand Dollars ($26,900,000), consisting of Twenty Five Million Dollars ($25,000,000) available on the Effective Date and an additional One Million Nine Hundred Thousand Dollars ($1,900,000) available on the Second Loan Modification Effective Date (collectively, the “Term Loan Amount”), in each case subject to the satisfaction of the terms and conditions of this Agreement.”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.1.2(c) thereof:
“(c)    Optional Prepayment of Term Loan. Borrower may at any time and from time to time prepay all but not less than all of the outstanding principal balance of the Term Loan, upon irrevocable notice delivered to the Bank no later than 10:00 A.M., Eastern time, three (3) Business Days prior thereto, which notice shall specify the date and amount of the proposed prepayment. If such prepayment occurs on or prior to the First Anniversary and is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment premium in an amount equal to one percent (1.00%) of the principal balance of the Term Loan (i.e. Two Hundred Fifty Thousand Dollars ($250,000)). No prepayment premium shall in any event be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank. In addition, if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing, such notice of prepayment may be revoked if the financing is not consummated. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. After the First Anniversary, Borrower may at any time and from time to time prepay all or any portion of the Term Loan without any prepayment premium or penalty, upon irrevocable notice delivered to the Bank no later than 10:00 A.M., Eastern time, three (3) Business Days prior thereto, which notice shall specify the date and amount of the proposed prepayment (which, if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing, such notice of prepayment may be revoked if the financing is not consummated).”
and inserting in lieu thereof the following:
“(c)    Optional Prepayment of Term Loan. Borrower may at any time and from time to time prepay all but not less than all of the outstanding principal balance of the Term Loan, upon irrevocable notice delivered to the Bank no later than 10:00 A.M., Eastern time, three (3) Business Days prior thereto, which notice shall specify the date and amount of the proposed prepayment. If such prepayment occurs on or prior to the First Anniversary and is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment premium in an amount equal to one percent (1.00%) of the principal balance of the Term Loan (i.e. Two Hundred Sixty Nine Thousand Dollars ($269,000)). No prepayment premium shall in any event be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank. In addition, if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing, such notice of prepayment may be revoked if the financing is not consummated. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. After the First Anniversary, Borrower may at any time and from time to time prepay all or any portion of the Term Loan without any prepayment premium or penalty, upon irrevocable notice delivered to the Bank no later than 10:00 A.M., Eastern time, three (3) Business Days prior thereto, which notice shall specify the date and amount of the proposed prepayment (which, if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing, such notice of prepayment may be revoked if the financing is not consummated).”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a)(ii) thereof:
“(ii)    Term Loan. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and three-quarters percent (2.75%); provided, that from and after the first day of the month following the month in which Bank determines, in its reasonable discretion, that the first Performance Pricing Trigger has occurred, the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and one-quarter percent (2.25%); provided further, that from and after the first day of the month following the month in which Bank determines, in its reasonable discretion, that a second Performance Pricing Trigger has occurred, the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and three-quarters percent (1.75%); which interest shall in any event be payable monthly, in arrears, in accordance with Section 2.1.2(b).”
and inserting in lieu thereof the following:
“(ii)    Term Loan. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and one-quarter percent (2.25%); provided, that from and after the first day of the month following the month in which Bank determines, in its reasonable discretion, that the first Performance Pricing Trigger has occurred, the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and three-quarters percent (1.75%); provided further, that from and after the first day of the month following the month in which Bank determines, in its reasonable discretion, that a second Performance Pricing Trigger has occurred, the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and one-quarter percent (1.25%); which interest shall in any event be payable monthly, in arrears, in accordance with Section 2.1.2(b).”

4	The Loan Agreement shall be amended by deleting the following text appearing as the second paragraph of Section 5.2 thereof:
“The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral with an aggregate value in excess of $50,000 to a bailee, and such bailee and Bank are not already parties to a bailee agreement covering both the Collateral and the location where the Collateral will be stored, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion. The provisions of this paragraph shall not apply to Demonstration Systems delivered to Borrower’s customers or prospective customers in the ordinary course of business.”
and inserting in lieu thereof the following:
“The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral with an aggregate value in excess of $50,000 to a bailee, and such bailee and Bank are not already parties to a bailee agreement covering both the Collateral and the location where the Collateral will be stored, then

Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion. The provisions of this paragraph shall not apply to (a) Demonstration Systems delivered to Borrower’s customers or prospective customers in the ordinary course of business, or to (b) the inventory and test equipment with a combined value of $100,000 or less in the possession of the manufacturer disclosed on the Perfection Certificate delivered to Bank on the Second Loan Modification Effective Date.”

5	The Loan Agreement shall be amended by deleting the following text appearing as Section 5.10 thereof:
“5.10    Use of Proceeds. Borrower shall use the proceeds of Advances as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes. Proceeds of the Term Loan shall be used to repay in full the outstanding Indebtedness under the Subordinated Loan Agreement (as such term is defined in the Prior Loan Agreement) and for other purposes permitted under this Agreement.”
and inserting in lieu thereof the following:
“5.10    Use of Proceeds. Borrower shall use the proceeds of Advances as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes. Proceeds of the Term Loan shall be used (i) on the Effective Date, to repay in full the outstanding Indebtedness under the Subordinated Loan Agreement (as such term is defined in the Prior Loan Agreement) and for other purposes permitted under this Agreement; and (ii) on the Second Loan Modification Effective Date, to repay in full all outstanding Indebtedness of Mavenir International owed to Bank existing prior to the Second Loan Modification Effective Date and for other purposes permitted under this Agreement.”

6	The Loan Agreement shall be amended by inserting the following new Section 7.11 immediately following Section 7.10 thereof:
7.11    Stoke International, Inc. Permit Stoke International, Inc., a Delaware corporation and wholly owned Subsidiary of New Borrower to (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the capital stock or other ownership interest of its Subsidiaries, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law, and (y) obligations with respect to its ownership of the capital stock or other ownership interest of its Subsidiaries, or (iii) own, lease, manage or otherwise operate any properties or assets other than the ownership of shares of the capital stock or other ownership interest of its Subsidiaries.

7	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:
“First Anniversary” is the date that is 365 days after the Effective Date.
“IP Agreement” is (i) that certain Intellectual Property Security Agreement executed and delivered by Mavenir to Bank, dated as of October 18, 2012, including any amendments thereto; and (ii) that certain Intellectual Property Security Agreement executed and delivered by Mavenir IP to Bank, dated as of November 16, 2012, including any amendments thereto, together with any subsequent Intellectual Property Security Agreement delivered to Bank pursuant to this Agreement after the Effective Date.
and inserting in lieu thereof the following:

“IP Agreement” is (i) that certain Intellectual Property Security Agreement executed and delivered by Mavenir to Bank, dated as of October 18, 2012, including any amendments thereto; (ii) that certain Intellectual Property Security Agreement executed and delivered by Mavenir IP to Bank, dated as of November 16, 2012, including any amendments thereto; and (iii) that certain Intellectual Property Security Agreement executed and delivered by Mavenir International to Bank, dated as of the Second Loan Modification Effective Date, including any amendments thereto, in each case together with any subsequent Intellectual Property Security Agreement delivered to Bank pursuant to this Agreement after the Effective Date.
“First Anniversary” is the date that is 365 days after the Second Loan Modification Effective Date.

8	The Loan Agreement shall be amended by inserting the following new definitions in Section 13.1 thereof, each in its applicable alphabetical order:
“Mavenir International” is Mavenir International Holdings, Inc., a Delaware corporation, f/k/a Stoke, Inc., and wholly owned Subsidiary of Holdings.
“Second Loan Modification Effective Date” is November 19, 2014.
8.    CONSENT TO STOKE MERGER AGREEMENT. Subject to the terms of Section 9 below, Bank hereby consents to the transactions contemplated in the Stoke Merger Agreement and that such transactions therein shall not constitute an “Event of Default” under Section 8.2 of the Loan Agreement by virtue of violating the Negative Covenants contained in Section 6.12 (Creation/Acquisition of Subsidiaries), Section 7.2 (Changes in Business, Management, Ownership, or Business Locations) (but only with respect to the offices or business locations of Mavenir International and the possession by a bailee of Collateral of Mavenir International valued at less than $100,000 and disclosed on the Perfection Certificate delivered to Bank on the Effective Date), Section 7.3 (Mergers or Acquisitions) (and for clarification, Holdings’ ownership of the stock of Mavenir International shall be considered a Permitted Investment), and/or Section 7.7 (Distributions; Investments) of the Loan Agreement; provided that Borrower and Bank acknowledge and agree that, for any future Acquisition by Borrower, the aggregate amount of Merger Consideration and Equityholder Consideration (as such terms are defined in the Stoke Merger Agreement) shall reduce, on a dollar-for dollar basis, the amount available pursuant to clause (f) of the definition of “Permitted Acquisition” in the Loan Agreement.
9.    CONDITIONS PRECEDENT. As a condition precedent to the effectiveness of this Loan Modification Agreement, the Bank shall have received the following documents prior to or concurrently with an executed copy of the signature page to this Loan Modification Agreement (provided that the executed original thereof is delivered to Bank promptly thereafter), each in form and substance satisfactory to the Bank:

A.
Bank shall have received copies, certified by a duly authorized officer of each Borrower (including, without limitation, New Borrower), to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower (including, without limitation, New Borrower) as in effect on the date hereof, (ii) the resolutions of each Borrower (including, without limitation, New Borrower) authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of each Borrower (including, without limitation, New Borrower);

B.
a good standing certificate of each Borrower (including, without limitation, New Borrower), certified by the Secretary of State of the state of incorporation of each respective Borrower (including, without limitation, New Borrower), together with a certificate of foreign qualification from the Secretary of State (or comparable governmental entity) of each state in which each Borrower (including, without limitation, New Borrower) is qualified to transact business as a foreign entity, if any, in each case dated as of a date no earlier than thirty (30) days prior to the date hereof;

C.	certified copies, dated as of a recent date, of financing statement and other lien searches of each Borrower (including, without limitation, New Borrower), as Bank may request and which shall be obtained by Bank, accompanied by written evidence (including any UCC termination statements) that the Liens revealed in any such searched either (i) will be terminated prior to or in connection with the Loan Modification Agreement, or (ii) in the sole discretion of Bank, will constitute Permitted Liens;

D.
a filed copy, which shall be filed by Bank, acknowledged by the appropriate filing office in the State of Delaware, of a UCC Financing Statement, naming New Borrower as “Debtor” and Bank as “Secured Party”;

E.
the Intellectual Property Security Agreement, executed by New Borrower, together with (i) a copy of the duly executed signatures thereto (provided that the original thereof is delivered to Bank promptly thereafter), (ii) the completed Exhibits thereto, and (iii) such Intellectual Property search results or stamped copies of applications and/or registered Intellectual Property;

F.
an executed Ratification of Guarantee from Canadian Guarantor, together with a copy of the duly executed signatures thereto (provided that the original thereof is delivered to Bank promptly thereafter);

G.
a completed Perfection Certificate executed by Borrower and New Borrower, together with a copy of the duly executed signatures thereto (provided that the original thereof is delivered to Bank promptly thereafter);

H.	an updated organizational chart;

I.
evidence satisfactory to Bank that the insurance policies required for New Borrower are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank;

J.
an Officer’s Certificate, executed by a Responsible Officer, certifying that attached thereto is a true and complete copy of the Stoke Merger Agreement, a filed copy of the Certificate of Merger (as filed with the Secretary of State for the State of Delaware) and all other documents executed and/or delivered in connection therewith; and

K.	such other documents as Bank may reasonably request.
10.    BORROWING BASE RESTRICTIONS. Until the Collateral of New Borrower is subject only to the first-priority Lien in favor of Bank and is not subject to any other Lien, the Accounts of Account Debtors of New Borrower will not be considered “Eligible Accounts” and none will be included in any Borrowing Base Certificate submitted by Borrower.
11.    FEES. Borrower shall pay to Bank a modification fee equal to Ten Thousand Dollars ($10,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this Loan Modification Agreement and the Existing Loan Documents.
12.    RATIFICATION OF LOAN DOCUMENTS. Except as modified in this Loan Modification Agreement, Borrower hereby ratifies, confirms, and reaffirms the terms and conditions of the Existing Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
13.    PERFECTION CERTIFICATE. Borrower (other than New Borrower) has previously delivered to Bank a Perfection Certificate dated as of March 4, 2014 (the “Perfection Certificate”). Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate and acknowledges, confirms and agrees that, other than may have been supplemented or augmented by disclosures by Borrower to Bank from time to time, the disclosures and information Borrower provided to Bank in the Perfection Certificate remain true and correct in all material respects as of the date hereof. In connection with this Loan Modification Agreement, New Borrower has delivered a Perfection Certificate to Bank, and Borrower acknowledges, confirms and agrees that the disclosures and information New Borrower provided to Bank in the Perfection Certificate remain true and correct in all material respects as of the date hereof.
14.    AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.
15.    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
16.    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
17.    NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
18.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to make the modifications pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
19.    RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
20.    JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.
21.    COUNTERSIGNATURE; CONDITIONS PRECEDENT. This Loan Modification Agreement shall become effective only upon execution of this Loan Modification Agreement by Borrower and Bank.
[The remainder of this page is intentionally left blank. Signature page follows.]

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

MAVENIR SYSTEMS, INC. By /s/ Terry Hungle___________________ Name: Terry Hungle__________________ Title: Chief Financial Officer____________	MAVENIR HOLDINGS, INC. By /s/ Terry Hungle____________________ Name: Terry Hungle____________________ Title: Secretary and Chief Financial Officer__
MAVENIR SYSTEMS IP HOLDINGS, LLC By /s/ Terry Hungle____________________ Name: Terry Hungle___________________ Title: Treasurer and Vice President________	MAVENIR SYSTEMS HOLDINGS LIMITED By /s/ Terry Hungle___________________ Name: Terry Hungle__________________ Title: Director________________________
MAVENIR SYSTEMS UK LTD. By /s/ Terry Hungle_____________________ Name: Terry Hungle____________________ Title: Director_________________________	MAVENIR SYSTEMS PTE LTD. By /s/ Terry Hungle____________________ Name: Terry Hungle___________________ Title: Director_________________________

NEW BORROWER:
MAVENIR INTERNATIONAL HOLDINGS, INC.
By /s/ Terry Hungle_____________________
Name: Terry Hungle_____________________
Title: President, CEO and Secretary_________
BANK:
SILICON VALLEY BANK
By /s/ Jennifer Bentley_____________________
Name: Jennifer Bentley____________________
Title: Vice President______________________

Exhibit A to Consent, Joinder and Second Loan Modification Agreement
EXHIBIT A – COLLATERAL DESCRIPTION
The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding the foregoing, the Collateral does not include any Excluded Property.

The undersigned (a) ratifies, confirms and reaffirms, all and singular, the terms and conditions of that certain Guaranty and Indemnity, dated as of February 13, 2013 in favor of Bank (the “Australian Guarantee”), (b) consents to the terms of the Loan Modification Agreement; and (c) acknowledges, confirms and agrees that: (i) the Australian Guarantee shall remain in full force and effect and shall in no way be limited by the execution of the Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection therewith, and (ii) the Obligations under the Amended and Restated Loan and Security Agreement, as amended, shall continue to constitute Guaranteed Money (as such term is defined in the Australian Guarantee).

EXECUTED by MAVENIR SYSTEMS AUSTRALIA PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:

/s/ Terry Hungle
Signature of director

Terry Hungle
Name of director (block letters)
) ) ) ) ) ) ) ) ) ) ) )	/s/ Pardeep Kohli Signature of director Pardeep Kohli Name of director/ (block letters)